Exhibit 10.4

GUARANTY

GUARANTY, dated as of May 12, 2011 (this "Guaranty"), made by Ensco plc, an English public limited company ("Parent"), ENSCO International Incorporated, a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("EII"), ENSCO Global Limited, a Cayman Islands exempted company and a direct wholly owned Subsidiary of Parent ("Global"), Ensco United Incorporated, a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("EUI"), and any other Subsidiary of Parent that may become party hereto pursuant to Section 21 below (collectively with EII, Parent, Global, and EUI, the "Guarantors") in favor of Citibank, N.A., as Administrative Agent under the Credit Agreement described below (the "Administrative Agent").

Reference is made to the 364-Day Credit Agreement dated as of May 12, 2011 (the "Credit Agreement") by and among Parent, EII, ENSCO Offshore International Company, a Cayman Islands exempted company and an indirect wholly owned subsidiary of Parent, ENSCO Universal Limited, an English private limited company and an indirect wholly owned Subsidiary of Parent, Global, EUI, any Subsidiary of Parent (other than a Pride Borrower) that becomes a Borrower in accordance with Section 5.01(k), any Pride Borrower that becomes party thereto in accordance with Section 2.22 or Section 5.01(k), any Pride Guarantor or Ensco Guarantor that becomes party thereto pursuant to Section 5.01(k), the Banks party thereto (the "Banks"), and the Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Administrative Agent and the Banks to enter into the Credit Agreement, each Guarantor agrees as follows:

1. Guaranty.  Each Guarantor unconditionally, jointly, and severally guarantees the punctual payment when due, whether upon maturity, by acceleration or otherwise, all Obligations (now or hereafter existing); provided that, if any Obligations are denominated in a currency other than U.S. Dollars, such amount will be increased to the extent that fluctuations of currency conversion rates occurring after the date hereof result in an increase in the equivalent of such Obligations in U.S. Dollars.  If any Borrower fails to pay any Obligation in full when due (whether at stated maturity, by acceleration or otherwise), each Guarantor will promptly pay the same to the Administrative Agent.  Each Guarantor will also pay to the Administrative Agent any and all expenses (including without limitation, reasonable legal fees and expenses) incurred by the Administrative Agent or any Bank in enforcing its rights under this Guaranty.  This Guaranty is a guaranty of payment and not merely of collection.

2. Guaranty Absolute.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter acquire in any way relating to, any or all of the following: (i) any illegality, lack of validity or enforceability of any Obligation, (ii) any amendment, modification, acceleration, waiver or consent to departure from the terms of any Obligation of any Loan Party under any Loan Document, or any renewal or extension of the time or change of the manner or place of payment, including any increase in the Obligations resulting from any extension of additional credit or otherwise, (iii) any taking, exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any Obligation, (v) the existence of any claim, set-off or other rights that the Borrowers or such Guarantor may have at any time against the Administrative Agent or any of its affiliates, any Bank or any of its affiliates, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim or other rights by separate suit or compulsory counterclaim, (vi) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or Administrative Agent's or any Bank's rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a Non-USD Currency (as hereinafter defined) for U.S. Dollars or the remittance of funds outside of such jurisdiction or the unavailability of U.S. Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives any Borrower of any assets or its use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Guaranty), (vii) any claim that any Guarantor's obligations exceed or are more burdensome than those of the Borrowers; and (viii) any other circumstance (including, without limitation, any statute of limitations relating to a Borrower) or any existence of or reliance on any representation by Administrative Agent or any Bank that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or any Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, each Guarantor guarantees that it shall pay Administrative Agent strictly in accordance with the express terms of any document or agreement evidencing any Obligation, including in the amounts and in the currency expressly agreed to thereunder, irrespective of and without giving effect to any laws of the jurisdiction where any Borrower or Guarantor is principally located in effect from time to time, or any order, decree or regulation in the jurisdiction where any Borrower or Guarantor is principally located.

It is the intent of this Section 2 that each Guarantors' obligations hereunder are and shall be absolute and unconditional under any and all circumstances.

3. Waiver.  Each Guarantor waives (i) promptness, diligence, notice of protest, notice of acceptance, notice of dishonor and any other notice or demand of any kind or nature whatsoever with respect to any Obligation and this Guaranty, (ii) any requirement that, or right to require the Administrative Agent or any Bank to, exercise any right or take any action against any Borrower or any collateral security or credit support, or pursue any other remedy in the Administrative Agent or the Bank's power whatsoever, and (iii) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Bank.

4. Reinstatement.  This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by Administrative Agent or any Bank upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

5. [Reserved].

6. Taxes.  Any and all payments by a Guarantor hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding income or franchise taxes imposed on Administrative Agent's or any Bank's net income by the jurisdiction under the laws of which Administrative Agent or such Bank is organized or any political subdivision thereof or by the jurisdiction of any Bank's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being "Taxes").  If a Guarantor is required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each of Administrative Agent and each Bank will receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor will make such deductions, and (iii) such Guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  In addition, each Guarantor will pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Obligations ("Other Taxes").  Such Guarantor will promptly furnish to the Administrative Agent or such Bank the original or a certified copy of a receipt evidencing payment thereof.  Each Guarantor will indemnify Administrative Agent and each Bank for the full amount of Taxes or Other Taxes paid by Administrative Agent or such Bank or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 30 days of Administrative Agent's or such Bank's request therefor.  Without prejudice to the survival of any other agreement contained herein, the Guarantors' agreements and obligations contained in this Section will survive the payment in full of the Obligations, principal and interest hereunder and any termination of this Guaranty.

Notwithstanding anything to the contrary contained herein or in any document or agreement evidencing an Obligation, the Guarantors and Administrative Agent (and each of their respective employees, representatives or other agents) may disclose to the U.S. Internal Revenue Service or any other government agency or regulatory body having jurisdiction over the parties, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing persons relating to such U.S. tax treatment and U.S. tax structure.

7. Place and Currency of Payment.  If any Obligation is payable in U.S. Dollars, each Guarantor agrees to make payment hereunder to Administrative Agent in U.S. Dollars at 1615 Brett Road, OPS III, New Castle, DE 19720.  If any Obligation is payable in a currency other than U.S. Dollars (a "Non-USD Currency") and/or at a place other than the United States, and such payment is not made as and when agreed, each Guarantor agrees to, at the Administrative Agent's option, either (i) make payment in such Non-USD Currency and at the place where such Obligation is payable, or (ii) pay the Administrative Agent in U.S. Dollars at 1615 Brett Road, OPS III, New Castle, DE 19720.  In the event of a payment pursuant to clause (ii) above, each Guarantor agrees to pay Administrative Agent the equivalent of the amount of such Obligation in U.S. Dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, Administrative Agent may buy such Non-USD Currency in New York, New York on the date such Guarantor makes such payment; provided, however, that the foregoing provisions of this sentence shall not apply to any payments hereunder in respect of Obligations that have been re-denominated into a Non-USD Currency as a result of the application of any law, order, decree or regulation in any jurisdiction other than the United States, which Obligations shall, for purposes of this Guaranty, be deemed to remain denominated in U.S. Dollars and payable to the Administrative Agent in accordance with the first sentence of this Section 7.

8. Set-Off.  If any Guarantor fails to pay any of its obligations hereunder when due and payable, each of the Administrative Agent and each Bank is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Bank to or for such Guarantor's credit or account against any and all of the Obligations, whether or not Administrative Agent or such Bank has made any demand under this Guaranty.  The Administrative Agent or such Bank will promptly notify such Guarantor after any such set-off and application, provided that the failure to give such notice will not affect the validity of such set-off and application.  The Administrative Agent's and each Bank's rights under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent or such Bank may have.

9. Representations and Warranties.  Each Guarantor represents and warrants that: (i) the execution, delivery and performance by such Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) its memorandum and articles of association, charter, by-laws, or other organizational or governing documents, (y) any law or any contractual restriction binding on or affecting such Guarantor or any entity that controls it, or (z) any judgment, injunction, order, decree or agreement binding upon such Guarantor of this Guaranty, and do not result in the creation or imposition of any Lien (other than any Lien created by this Guaranty or the Credit Agreement) on any asset of such Guarantor, (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Guarantor of this Guaranty, and (iii) this Guaranty has been duly executed and delivered by such Guarantor and is its legal, valid and binding obligation, enforceable against such Guarantor in accordance with its terms.

10. Continuing Guaranty; Assignments under the Credit Agreement.  This is a continuing guaranty and applies to all Obligations whenever arising.  This Guaranty is irrevocable and shall (i) remain in full force and effect until the latest of (x) the payment in full of the Obligations and all other amounts payable hereunder, (y) the Revolving Commitment Termination Date (as defined in the Credit Agreement), and (z) if applicable, the Term Loan Maturity Date (as defined in the Credit Agreement), (ii) be binding on each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent and the Banks and their successors and assigns.  Each Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments, the Advances owing to it and the Notes held by it) as set forth in Section 8.06 of the Credit Agreement, and the assignee of such rights and obligations shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as and to the extent provided in Section 8.06 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

11. Amendments, Etc.  No amendment or waiver of any provision of this Guaranty, and no consent to departure by any Guarantor herefrom, will in any event be effective unless the same is in writing and signed by the Administrative Agent, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

12. Notices; Addresses.  All notices, demands, requests, consents and other communications provided for herein shall be made in accordance with Section 8.02 of the Credit Agreement.

13. Guarantors' Credit Decision, Etc.  Each Guarantor has, independently and without reliance on any representation or warranty by the Administrative Agent or any Bank and based on such documents and information as such Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.  Each Guarantor has adequate means to obtain from the Borrowers on a continuing basis information concerning the financial condition, operations and business of the Borrowers, and no Guarantor is relying on the Administrative Agent or any Bank to provide such information now or in the future.  Each Guarantor expressly assumes all responsibilities to remain informed of each Borrower's financial condition and any circumstances affecting (i) any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or (ii) any collateral securing all or any part of the Obligations.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this Guaranty.

14. Judgment.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into a Non-USD Currency, each Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase U.S. Dollars with such Non-USD Currency on the business day preceding that on which final judgment is given.  The obligation of each Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in a Non-USD Currency, be discharged only to the extent that on the date such Guarantor makes payment to the Administrative Agent of any sum adjudged to be so due in such Non-USD Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase U.S. Dollars with such Non-USD Currency; if the U.S. Dollars so purchased are less than the sum originally due to the Administrative Agent in U.S. Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Administrative Agent in U.S. Dollars, the Administrative Agent agrees to remit to such Guarantor such excess.

15. Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

16. Joint and Several Liability of the Guarantors.  Each Guarantor accepts joint and several liability hereunder for the Obligations of the Borrowers under the Credit Agreement in consideration for the Banks and the Administrative Agent entering into the Credit Agreement, for the mutual benefit, directly and indirectly, of each Guarantor.   If and to the extent that any Guarantor shall fail to make any payment with respect to any of the obligations hereunder as and when due, then each other Guarantor will make such payment with respect to such obligation.

17. Contribution and Subrogation.  In order to provide for just and equitable contribution among the Guarantors, each Guarantor agrees that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the "Funding Guarantor"), each other Guarantor (each a "Contributing Guarantor") shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date.  Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 17 shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.  No Guarantor shall have any right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Obligations unless and until 93 days shall have elapsed after the date on which the Obligations have been repaid in full and the Loan Documents (as defined in the Credit Agreement) have been terminated, without the filing or commencement, by or against any Borrower, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, any Borrower or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantors against the estate of any Borrower within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving a Borrower.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty, such amount shall be held in trust for the benefit of the Administrative Agent and the Banks and shall forthwith be paid to the Administrative Agent, to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or otherwise as the Administrative Agent may elect.  The agreements in this Section 17 shall survive repayment of all of the Obligations and the termination or expiration of this Guaranty in any manner.

18. Fraudulent Transfer Laws.  Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable debtor relief laws of any applicable jurisdiction (collectively, the "Fraudulent Transfer Laws"), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case

(a) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding

(1) any liabilities of such Guarantor in respect of intercompany indebtedness to any Borrower or other affiliates of any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(2) any liabilities of such Guarantor under this Guaranty; and

(3) any liabilities of such Guarantor under each of its other guaranties of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 18 (each such other guaranty and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a "Competing Guaranty") to the extent such Guarantor's liabilities under such Competing Guaranty exceed an amount equal to (x) the aggregate principal amount of such Guarantor's obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 18), multiplied by (y) a fraction (I) the numerator of which is the aggregate principal amount of such Guarantor's obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 18), and (II) the denominator of which is the sum of (A) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guarantees (notwithstanding the operation of those limitations contained in such other Competing Guarantees that are substantially similar to this Section 18), (B) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 18), and (C) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 18)); and

(b) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 17).

19. Subordination.  Until all of the Obligations shall have been paid or performed in full, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations (except any allowed payments from the Borrowers to any Guarantor) now or hereafter owed by the Borrowers to such Guarantor, to the payment in full of the Obligations.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuation of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent on account of the Obligations, and, after such request and pending such payment, shall be held by such Guarantor separate and apart from all other funds, property and accounts of such Guarantor.

20. Consent to Jurisdiction, Etc.

(a) Each Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any action or proceeding brought by the Administrative Agent or any Bank arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment thereof.  Each Guarantor hereby irrevocably and unconditionally agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Guarantor agrees that any action or proceeding brought by Parent or any of its Subsidiaries against the Administrative Agent, any Bank, or their Affiliates arising out of or relating to this Guaranty shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof.  Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in any court of competent jurisdiction, including the jurisdictions of incorporation of any Guarantor not incorporated in the United States.

(b) Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in subsection (a) of this Section. Each of Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21. Additional Guarantors.  To the extent required by Section 2.22 or Section 5.01(k) of the Credit Agreement, Parent shall cause certain of its Subsidiaries to become Guarantors hereunder (each, a "New Guarantor").  Upon execution and delivery after the date hereof by the Agent and each New Guarantor of an instrument in the form of Annex 1, such New Guarantor shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

22. Termination.  This Guaranty shall be terminated with respect to any particular Guarantor that became a party to this Guaranty pursuant to Section 5.01(k) of the Credit Agreement upon delivery to the Administrative Agent of a certificate of the chief executive officer or the chief financial officer of the Parent certifying that (a) the termination of this Guaranty with respect to such Guarantor would not cause the aggregate principal amount of all Debt of the Subsidiaries that are not Loan Parties to exceed 10% of Consolidated Tangible Net Worth (including a detailed calculation of the ratio of the amount of Debt of all Subsidiaries that are not Loan Parties to the Consolidated Tangible Net Worth, in each case, after giving effect to the termination of this Guaranty) and (b) no Default or Event of Default exists or would be caused by the termination of this Guaranty with respect to such Guarantor.

23. Counterparts; Integration; Effectiveness.   This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Guaranty and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Guaranty shall become effective when the Administrative Agent shall have received counterparts hereof that together bear the signatures of each of the Guarantors party hereto. Delivery of an executed counterpart of a signature page to this Guaranty by telecopy or electronic email shall be effective as delivery of a manually executed counterpart of this Guaranty.

24. WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Annex 1 to Guaranty

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENSCO INTERNATIONAL INCORPORATED

By: /s/ Tom L. Rhoades
Name: Tom L. Rhoades
Title:   Vice President and Treasurer

ENSCO PLC

By: /s/ James W. Swent III
Name: James W. Swent III
Title:   Senior Vice President and Chief Financial Officer

ENSCO GLOBAL LIMITED

By: /s/ Tom L. Rhoades
Name: Tom L. Rhoades
Title:   Assistant Treasurer

ENSCO UNITED INCORPORATED

By: /s/ Tom L. Rhoades
Name: Tom L. Rhoades
Title:   Vice President and Treasurer

Annex I to Guaranty

Annex 1 to Guaranty

GUARANTY SUPPLEMENT dated as of ______________ (the "Supplement"), to the Guaranty dated as of May 12, 2011 (as amended, supplemented or otherwise modified from time to time, the "Guaranty"), by Ensco plc, an English public limited company ("Parent"), certain direct and indirect subsidiaries of Parent (each such subsidiary together with Parent individually, a "Guarantor" and collectively, the "Guarantors") in favor of Citibank. N.A., as Administrative Agent (the "Administrative Agent").

A. Reference is made to the 364-Day Credit Agreement dated as of May 12, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Parent, ENSCO International Incorporated, a Delaware corporation and an indirect wholly owned Subsidiary of Parent, ENSCO Offshore International Company, a Cayman Islands exempted company and an indirect wholly owned subsidiary of Parent, ENSCO Universal Limited, an English private limited company and an indirect wholly owned Subsidiary of Parent, ENSCO Global Limited, a Cayman Islands exempted company and a direct wholly owned Subsidiary of Parent, ENSCO United Incorporated, a Delaware corporation and an indirect wholly owned Subsidiary of Parent, any Subsidiary of Parent (other than a Pride Borrower) that becomes a Borrower in accordance with Section 5.01(k), any Pride Borrower that becomes party thereto pursuant to Section 2.22 or Section 5.01(k), any Pride Guarantor or Ensco Guarantor that becomes party thereto pursuant to Section 5.01(k), the Banks party thereto, and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

C. The Guarantors have entered into the Guaranty in order to induce the Banks to make Advances under the Credit Agreement.  Pursuant to Section 2.22 and Section 5.01(k) of the Credit Agreement, certain Subsidiaries of Parent are required to enter into the Guaranty as a Guarantor.  Section 21 of the Guaranty provides that such Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiaries (the "New Guarantors" and each, a "New Guarantor") are executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Banks to make additional Advances and as consideration for Advances previously made.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1. In accordance with Section 21 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder, including without limitation, the indemnification obligations and waiver of jury trial set forth therein, and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a "Guarantor" in the Guaranty shall be deemed to include each New Guarantor.  The Guaranty is hereby incorporated herein by reference.

Annex I to Guaranty

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each New Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any action or proceeding brought by the Administrative Agent or any Bank arising out of or relating to this Supplement or any other Loan Document, or for recognition or enforcement of any judgment thereof.  Each New Guarantor hereby irrevocably and unconditionally agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each New Guarantor agrees that any action or proceeding brought by Parent or any of its Subsidiaries against the Administrative Agent, any Bank, or their Affiliates arising out of or relating to this Supplement shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof.  Nothing in this Supplement or in any other Loan Document shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Supplement or any other Loan Document against each New Guarantor or its properties in any court of competent jurisdiction, including the jurisdictions of incorporation of any New Guarantor not incorporated in the United States.  Each New Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in this Section. Each New Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Annex I to Guaranty

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guaranty.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

SECTION 9. THIS SUPPLEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows.]

Annex I to Guaranty

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NEW GUARANTOR]

By:  _____________________
Name:  ___________________
Title:  ____________________

Address:

[NEW GUARANTOR]

By:  _____________________
Name:  ___________________
Title:  _____________________

Address:

CITIBANK, N.A., as Administrative Agent

By:  ______________________
Name:  ___________________
Title:  ____________________

Annex I to Guaranty